Exhibit 10.9

SECOND AMENDED AND RESTATED GUARANTY AGREEMENT

THIS SECOND AMENDED AND RESTATED GUARANTY AGREEMENT, dated as of August 20, 2015 (together with any amendments or supplements hereto, this “Guaranty Agreement”), by PROTEIN FINANCE COMPANY, a Delaware corporation, OMEGA SHIPYARD, INC., a Delaware corporation, PROTEIN INDUSTRIES, INC., a Delaware corporation, CYVEX NUTRITION, INC., a California corporation, INCON PROCESSING, L.L.C., a Delaware limited liability company, and WISCONSIN SPECIALTY PROTEIN, LLC, a Wisconsin limited liability company (herein whether singular or plural referred to as “Guarantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent (“Administrative Agent”) for itself and the lenders (collectively, “Lenders”) who are or may become a party to the Loan Agreement defined in Recital B below.

W I T N E S S E T H:

A.     Omega Protein Corporation, a Nevada corporation (the “Company”), and Omega Protein, Inc., a Virginia corporation (“OPI”), and Administrative Agent are parties to that certain Amended and Restated Loan Agreement, dated as of March 21, 2012 (as amended prior to the date hereof, the “Existing Loan Agreement”).

B.     The Company has requested, and Administrative Agent and Lenders have agreed, to amend and restate the Existing Loan Agreement and extend certain credit facilities to the Company, OPI and Bioriginal Food & Science Corp., a corporation amalgamated under the laws of Saskatchewan (collectively, “Obligors”), pursuant to the terms and conditions of that certain Second Amended and Restated Loan Agreement of even date herewith by and among Obligors, Administrative Agent, and Lenders (the “Loan Agreement”).

C.     Guarantors have requested Lenders to make a Loan or Loans (as defined in the Loan Agreement) to Obligors.

D.     Each Guarantor is a Subsidiary of the Company.

E.     Lenders have conditioned their agreement to make such a Loan or Loans upon Guarantors’ execution and delivery of this Guaranty Agreement, which amends, restates, and consolidates that certain Amended and Restated Guaranty Agreement dated as of March 21, 2012 by Guarantors (as amended prior to the date hereof, the “Existing Guaranty Agreement”).

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration and to induce Lenders at their option, at any time or from time to time to loan monies or extend financial accommodations, with or without security, to or for the account of Obligor and at the special instance and request of Lenders, Guarantor hereby covenants and agrees with Lenders, as follows:

ARTICLE I

GENERAL TERMS

Section 1.01     Terms Defined Above. As used in this Guaranty Agreement, the terms Administrative Agent, Company, Existing Guaranty Agreement, Existing Loan Agreement, Guarantor, Guaranty Agreement, Lenders, Loan Agreement, Obligors and OPI shall have the meanings indicated above.

Section 1.02     Certain Terms. The following terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000.00 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 3.06).

Section 1.03     Terms Defined in the Loan Agreement. All other terms used herein which are defined in the Loan Agreement shall have the same meaning herein unless the context otherwise requires. Such terms include, without limitation, “Affiliate,” “Collateral,” “Commodity Exchange Act,” “Debtor Relief Law,” “Default,” “Event of Default,” “Lien,” “Loan Documents,” “Loan Party,” “Loans,” “Notes,” “Person,” “Property,” “Related Party,” “Secured Obligations,” “Secured Parties,” and “Subsidiary.”

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF GUARANTOR

Section 2.01     Representations and Warranties of Guarantor – Due Organization. Each Guarantor hereby represents and warrants that (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) the execution, delivery and performance of this Guaranty Agreement (i) are within Guarantor’s power, (ii) have been duly authorized by all necessary organizational action, (iii) do not contravene Guarantor’s organizational documents, (iv) do not contravene any law or contractual restriction (including contractual restrictions arising out of any loan agreement, indenture or mortgage relating to indebtedness or securities of Guarantor, binding on or affecting Guarantor), and (v) will not require the consent or approval of any other Person; (c) the individual signing this Guaranty Agreement is authorized to sign this Guaranty Agreement on behalf of Guarantor; and (d) Guarantor may be expected to benefit, directly or indirectly, from this Guaranty Agreement.

Section 2.02     Representations and Warranties of Guarantor – Loan Agreement. Each Guarantor hereby confirms each representation and warranty made by or on behalf of it in the Loan Agreement, whether referred to therein as Guarantor, Subsidiary or Loan Party.

ARTICLE III

GUARANTEE OF PAYMENT

Section 3.01     Guarantee of Payment of the Secured Obligations of Obligor. Each Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees the prompt payment at maturity and the performance when due of the Secured Obligations.

Section 3.02     Nature of Guaranty. This Guaranty Agreement is a complete and continuing one. The obligations, covenants, agreements and duties of each Guarantor under this Guaranty Agreement shall be joint and several with Obligor and each other Guarantor, shall be irrevocable, absolute and unconditional, shall remain in full force and effect until payment in full of the Secured Obligations, and shall in no way be affected or impaired by reason of the happening from time to time of any other event, including, without limitation, the following, whether or not any such event shall have occurred without notice to or the consent of any Guarantor:

(a)     the waiver, compromise, settlement, termination or other release of the performance or observance by any Guarantor, or any other Person liable or to become liable for repayment of the Loan Agreement or the Notes or any or all of such Guarantor’s or other Person’s agreements, covenants, terms or conditions contained in this Guaranty Agreement;

(b)     the extension of the time for payment of any of the Secured Obligations or of the time for performance of any obligations, covenants or agreements under or arising out of this Guaranty Agreement or the Loan Documents;

(c)     any failure, omission, delay or lack on the part of Administrative Agent and/or Lenders to enforce, assert or exercise any right, power or remedy conferred on Administrative Agent and/or Lenders in the Loan Agreement, the Notes, any Loan Documents or this Guaranty Agreement, or the inability of Administrative Agent and/or Lenders to enforce any provision of this Guaranty Agreement, the Loan Agreement, the Notes or any of the Loan Documents for any reason, or any other act or omission on the part of Administrative Agent, Lenders or any of the holders from time to time of the Notes;

(d)     the transfer, assignment or mortgaging, or the purported transfer, assignment or mortgaging, of all or any part of the interest of Obligor or any Guarantor in the Property or any failure of title with respect to the interest of Obligor or any Guarantor in the Property or the invalidity, unenforceability or termination of the Loan Agreement;

(e)     the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in this Guaranty Agreement, the Loan Agreement, the Notes or the Loan Documents;

(f)     the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Obligor or any Guarantor or any of their respective assets or any allegation or contest of the validity of this Guaranty Agreement, the Loan Agreement, the Notes or the Loan Documents;

(g)     the release of any Obligor or any Guarantor (or any other Person liable to perform or observe any agreements, covenants, duties or obligations of any of them) from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Agreement, the Notes, any of the Loan Documents or this Guaranty Agreement;

(h)     the surrender or impairment of any security for the performance or observance of any of the agreements, covenants, terms and conditions contained in the Loan Agreement, the Notes, the Loan Documents or this Guaranty Agreement;

(i)     any failure of Obligor or any Guarantor to perform and observe any agreement or covenant, or to discharge any duty or obligation, arising out of or connected with the Loan Agreement, the Notes, this Guaranty Agreement or the Loan Documents or the occurrence or pendency of any Default or Event of Default thereunder or any proceedings or actions as a result of, or attendant upon, such Event of Default;

(j)     the invalidity or unenforceability of any Loan Party’s obligations under any Loan Document or any other agreement or instrument relating thereto;

(k)     the taking or the omission of any of the actions referred to in the Loan Agreement, the Notes, any Loan Documents or of any actions under this Guaranty Agreement; or

(l)     the failure to give notice to any Guarantor of the occurrence of a default under this Guaranty Agreement or of the occurrence of an Event of Default under the terms and provisions of the Loan Agreement, the Notes or any of the Loan Documents.

No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than performance by a Guarantor of such Guarantor’s obligations hereunder), which Obligor may have or assert against a Guarantor or which a Guarantor may have or assert against Obligor or which Obligor may have or assert against Administrative Agent and/or any Lender shall be available hereunder to any Guarantor against Administrative Agent and/or any Lender.

In the event that, after payment in full of the Secured Obligations, any payment or payments received thereon are voided or rescinded, whether as a preference in bankruptcy or otherwise, the amount of any such payment shall be deemed to be Secured Obligations covered by this Guaranty Agreement, this Guaranty Agreement shall be immediately deemed revived as to such amounts and Guarantor shall remain liable for the payment of all such amounts, and shall indemnify Administrative Agent, each Lender, and each Related Party from such amounts, together with collection costs and other sums due pursuant to this Guaranty Agreement.

Section 3.03     Waivers by Guarantor. Each Guarantor waives acceptance of this Guaranty Agreement, notice of the Secured Obligations, creation thereof, renewal, extension, rearrangement and modification thereof, and of any extension of credit or of any financial accommodation already or hereafter contracted by or extended to Obligor by Administrative Agent and/or Lenders; each Guarantor further waives notice of Administrative Agent’s and Lenders’ acceptance of and reliance on this Guaranty Agreement and each Guarantor further waives presentment, demand for payment, protest and notice of non-payment or dishonor, notice of intent to accelerate the maturity of any of the Secured Obligations and notice of such acceleration and all other notices and demands whatsoever. Each Guarantor further waives any right each may have to (a) require Administrative Agent and/or Lenders to proceed against any Obligor or any other Guarantor, (b) require Administrative Agent and/or Lenders to proceed against or exhaust any security granted by any Obligor or any other Guarantor, (c) require Administrative Agent and/or Lenders to pursue any other remedy within its power, or (d) require Administrative Agent and/or Lenders to give notice in connection with any remedy against any Property in which Administrative Agent and/or Lenders have a Lien, whether granted by Guarantor, any Obligor or any other Person, including specifically any acceptance of Collateral in lieu of debt. Each Guarantor agrees that all of their obligations under this Guaranty Agreement are independent of the obligations of Obligor under the Loan Agreement, the Notes and the Loan Documents and that a separate action may be brought against each Guarantor whether an action is commenced against any Obligor under the Loan Agreement, the Notes or the Loan Documents. Each Guarantor waives any defense arising by reason of any disability, lack of organizational authority or power, or other defense of any Obligor or any other Guarantor of any of the Secured Obligations, and shall remain liable hereon regardless of whether any Obligor or any other Guarantor be found not liable thereon for any reason. Each Guarantor waives any rights and defenses it may have under Section 17.001 of the Texas Civil Practice & Remedies Code, Rule 31 of the Texas Rules of Civil Procedure, and Chapter 43 of the Texas Civil Practice and Remedies Code.

Section 3.04     Subrogation of Guarantor. Notwithstanding any payment or payments made by a Guarantor by reason of this Guaranty Agreement, no Guarantor shall be subrogated to any rights of Administrative Agent and/or Lenders. Each Guarantor hereby waives any claim Guarantor may have against each Obligor arising from payments made by such Guarantor by reason of this Guaranty Agreement, including without limitation, any right of repayment, subrogation, exoneration, contribution, indemnification, any right to participate in any claim or remedy of Administrative Agent and/or Lenders against each Obligor and any collateral security therein which Administrative Agent and/or Lenders now have or hereafter acquire, whether such claim, remedy or right arises in equity, or under contract, statute, or common law.

Section 3.05     Subordination. If, for any reason whatsoever, either Obligor or an Affiliate of either Obligor is now or hereafter becomes indebted to Guarantor:

(a)     such indebtedness and all interest thereon and all Liens and other rights now or hereafter existing with respect to property of Obligor securing such indebtedness shall at all times be and remain inferior and subordinate in all respects to the Secured Obligations and to any and all Liens and other rights now or hereafter existing upon Obligor’s assets securing payment or performance of the Secured Obligations, regardless of whether such Liens or other rights in favor of Guarantor, Administrative Agent and/or Lenders presently exist or are hereafter created or attached;

(b)     Guarantor shall not be entitled to enforce or receive, and shall not demand or accept, payment, directly or indirectly, of any such indebtedness of Obligor to Guarantor, except such indebtedness as has been incurred in the ordinary course of business, and only so long as no Event of Default exists;

(c)     Guarantor shall not exercise or enforce any creditors’ rights it may have against Obligor until the Secured Obligations have been fully and finally paid and performed and all commitments to lend under the Loan Documents have terminated;

(d)     Guarantor shall not foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings, judicial or otherwise (including, without limitation, the commencement of, or joinder in, any action or proceeding pursuant to any Debtor Relief Law), to enforce any Liens held by Guarantor on assets of Obligor until the Secured Obligations have been fully and finally paid and performed and all commitments to lend under the Loan Documents have terminated;

(e)     Guarantor hereby assigns and grants to Administrative Agent on behalf of Secured Parties a security interest in all such indebtedness and security therefor, if any, of Obligor to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to any proceeding under or pursuant to any Debtor Relief Law. In the event of any proceeding under or pursuant to any Debtor Relief Law involving either Guarantor or Obligor as debtor, Administrative Agent shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not an Event of Default shall exist), dividends and payments that are payable upon any obligation of Obligor to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Secured Obligations have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any funds, payment, claim or distribution that is prohibited as provided above in this Section 3.05, Guarantor shall pay the same to Administrative Agent immediately, Guarantor hereby agreeing that it shall receive and hold the funds, payment, claim or distribution in trust for the benefit of Administrative Agent and Lenders and shall have absolutely no right, either legal or equitable, to the same except to pay it immediately to Administrative Agent to be credited and applied to the Secured Obligations, whether matured or unmatured; and

(f)     Guarantor shall promptly upon request of Administrative Agent from time to time execute such documents and perform such acts as Administrative Agent on behalf of Secured Parties may require to evidence and perfect its interest and to permit or facilitate the exercise of its rights under this Section 3.05, including, without limitation, execution and delivery of financing statements, proofs of claim, further assignments and security agreements, and delivery to Administrative Agent of any promissory notes or other instruments evidencing indebtedness of Obligor to Guarantor. At Administrative Agent’s request, all promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by Guarantor, of obligations of Obligor to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

Section 3.06     Keepwell. The Qualified ECP Guarantors hereby jointly and severally, absolutely, unconditionally and irrevocably undertake to provide such funds or other support to each Specified Loan Party with respect to any Swap Obligation secured by the grant of a Lien under the Loan Documents by such Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering Guarantors’ obligations and undertakings under this Guaranty Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Qualified ECP Guarantors under this Section 3.06 shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full. The Qualified ECP Guarantors intend this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE IV

DEFAULT AND REMEDIES

Section 4.01     Enforcement Provisions. Administrative Agent shall have the right, power and authority to do all things, including instituting or appearing in any suit or proceeding, not inconsistent with the express provisions of this Guaranty Agreement, which it may deem necessary or advisable to enforce the provisions of this Guaranty Agreement. Each and every default in payment of the Secured Obligations by Obligor shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

Section 4.02     No Remedy Exclusive. No remedy conferred upon or reserved to Administrative Agent and/or Lenders herein is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty Agreement or any instrument executed by any Guarantor to secure this Guaranty Agreement or in connection herewith, or now or hereafter existing at law or in equity.

Section 4.03     Right to Proceed Against Guarantor. Subject to the provisions of the Loan Agreement, in the event of a default in payment of any of the Secured Obligations when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise, Administrative Agent and/or Lenders may proceed to enforce their rights hereunder and Administrative Agent and/or Lenders shall have the right to proceed first and directly against any Guarantor under this Guaranty Agreement without proceeding against any other Person or exhausting any other remedies which it may have and without resorting to any other security held by Administrative Agent or Secured Parties.

Section 4.04     Guarantor to Pay Costs of Enforcement. Each Guarantor agrees to pay all costs, expenses and fees, including, without limitation, all reasonable attorneys’ fees which may be incurred by Administrative Agent and/or Lenders in enforcing or attempting to enforce this Guaranty Agreement or protecting the rights of Administrative Agent and/or Lenders hereunder following any default on the part of any Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

Section 4.05     No Waiver of Rights. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

ARTICLE V

COVENANTS OF GUARANTOR

Section 5.01     Covenants. Until full payment and performance of all Secured Obligations under the Loan Documents and unless Administrative Agent consents otherwise in writing (and without limiting any requirement of any other Loan Document), each Guarantor shall fully perform as required all covenants and agreements made by or on behalf of it in the Loan Agreement, whether referred to therein as Guarantor, Subsidiary or Loan Party.

ARTICLE VI

GENERAL

Section 6.01     Guaranty Agreement Independent of Other Agreements. The obligations of each Guarantor under this Guaranty Agreement shall arise absolutely and unconditionally upon the execution and delivery of the Notes and the Loan Documents. This Guaranty Agreement is separate and independent of the Loan Agreement, the Notes and the Loan Documents, and any modification, limitation or discharge of any Obligor’s liability under the Loan Agreement, the Notes and the Loan Documents arising out of or by virtue of any bankruptcy, arrangement, reorganization or similar proceedings or by any action, suit, order, judgment, regulation or otherwise shall not modify, limit, discharge or otherwise affect the liability of any Guarantor under this Guaranty Agreement in any manner whatsoever.

Section 6.02     Benefited Parties. This Guaranty Agreement is entered into by each Guarantor to provide financial accommodations for Obligor, and for the benefit of Administrative Agent, Lenders, and Secured Parties. This Guaranty Agreement shall not be deemed to create any right in, or to be in whole or in part for the benefit of, any Person other than Guarantor and Administrative Agent, Lenders, and Secured Parties and Administrative Agent’s, Lenders’, and Secured Parties’ respective successors and assigns. No Guarantor may assign any of its rights or obligations hereunder.

Section 6.03     Administrative Agent and Lenders May Bring Suit Against Guarantor. So long as any of the Secured Obligations is outstanding, if Administrative Agent and/or Lenders shall bring any legal action or proceeding against any Guarantor for the enforcement of any provisions of this Guaranty Agreement, it shall not be necessary in any such action or proceeding to make Obligor or any other Person a party thereto.

Section 6.04     Interpretations. The article and section headings of this Guaranty Agreement are for reference purposes only and shall not affect its interpretation in any respect.

Section 6.05     Entire Agreement; Counterparts, Amendments; Governing Law, Etc. This Guaranty Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; (c) may be modified only by an instrument in writing signed by the duly authorized representatives of the parties and only if the consent of Administrative Agent is given in writing; and (d) shall be performable in Harris County, Texas, and shall be governed in all respects, including validity, interpretation and effect by, and shall be enforceable in accordance with, the laws of the State of Texas and the United States of America. Upon payment in full of the Secured Obligations, this Guaranty Agreement shall terminate. If any provision of this Guaranty Agreement shall be held to be invalid by any court of competent jurisdiction, the invalidity of such provision shall not affect any of the remaining provisions.

Section 6.06     Further Assurances. Each Guarantor will execute and deliver all such instruments and take all such action as Administrative Agent and/or Lenders may from time to time reasonably request in order fully to effectuate the purposes of this Guaranty Agreement.

Section 6.07     Notices. All notices and other communications in respect of this Guaranty Agreement shall be given as provided in the Loan Agreement.

Section 6.08     CONSENT TO JURISDICTION. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS, AND EACH GUARANTOR WAIVES ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 6.09     Guarantor’s Approval of Agreement. The Loan Agreement has been submitted to Guarantor for examination, and Guarantor acknowledges that, by execution of this Guaranty Agreement, each has approved the Loan Agreement.

Section 6.10     Interpretation. This Guaranty Agreement has been made in and shall be governed by the laws of the State of Texas, except as to rules of conflicts of laws, and of the United States of America as applicable, in all respects, including matters of construction, validity, enforcement and performance.

Section 6.11     Gender. For the purposes of this Guaranty Agreement, “he,” “him” and “his” shall refer to both masculine and feminine gender and to a corporation, limited liability company or a limited partnership, as the context may require.

Section 6.12     Arbitration.

(a)     Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to (i) any credit subject hereto, or any of the Loan Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

(b)     Governing Rules. Any arbitration proceeding will (i) proceed in a location in Texas selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)     No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d)     Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three (3) arbitrators; provided however, that all three (3) arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Texas with a minimum of ten (10) years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Texas and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)     Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than twenty (20) days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f)     Class Proceeding and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Loan Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)     Payment of Arbitration Costs and Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)     Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within one hundred eighty (180) days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

Section 6.13     WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF ADMINISTRATIVE AGENT AND LENDERS IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF OR THEREOF.

Section 6.14     Amendment and Restatement. This Guaranty Agreement shall constitute an amendment, restatement, modification, and renewal of, but not an extinguishment, discharge, satisfaction or novation of, any indebtedness, liabilities or obligations of Guarantor under the Existing Guaranty Agreement.

[Signatures pages follow.]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty Agreement, as of the date first above written.

GUARANTOR:

PROTEIN FINANCE COMPANY

By:	/s/ Andrew Johannesen
Andrew Johannesen
Vice President

OMEGA SHIPYARD, INC.

By:	/s/ Andrew Johannesen
Andrew Johannesen
Vice President

PROTEIN INDUSTRIES, INC.

By:	/s/ Andrew Johannesen
Andrew Johannesen
Vice President

CYVEX NUTRITION, INC.

By:	/s/ Andrew Johannesen
Andrew Johannesen
Vice President

INCON PROCESSING, L.L.C.

By:	/s/ Andrew Johannesen
Andrew Johannesen
Vice President

WISCONSIN SPECIALTY PROTEIN, LLC

By:	/s/ Andrew Johannesen
Andrew Johannesen
Vice President